UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2016

MSCI Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33812	13-4038723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 World Trade Center, 250 Greenwich St., 49th Floor, New York, NY 10007

(Address of principal executive offices) (Zip Code)

(212) 804-3900

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2016, the Compensation Committee (the “Committee”) of the Board of Directors of MSCI Inc. (the “Company”) approved the grant of special one-time restricted stock unit (“RSU”) awards under the MSCI Inc. 2016 Omnibus Incentive Plan to two executive officers: Laurent Seyer (Chief Client Officer) and Diana Tidd (Head of Index). The special RSU awards are intended to provide retention incentives to Mr. Seyer and Ms. Tidd and were granted in recognition of (i) Mr. Seyer’s expanded role now leading both the client coverage and marketing functions of the Company and (ii) Ms. Tidd’s contribution to and leadership of the Company’s Index segment, the Company’s largest business segment. The special RSU awards are separate and distinct from any other compensation, including equity compensation, that may be paid or awarded in connection with the Company’s ordinary annual compensation process.

The special RSU awards will be granted to Mr. Seyer and Ms. Tidd on December 16, 2016 (“grant date”) and will have a grant date fair value of $2,000,000 and $1,000,000, respectively. The number of shares of the Company’s common stock, par value $0.01 per share (each, a “Share”), underlying the special RSU awards will be calculated by dividing the grant date fair value by the closing price of a Share on the trading day prior to the grant date.

The special RSU awards will vest 100% on the third anniversary of the grant date, subject generally to (i) the executive’s continued employment with the Company and (ii) the Company’s satisfaction of an adjusted EBITDA goal during fiscal year 2017 (which should enable the Company to meet 162(m) tax deductibility requirements) (the “adjusted EBITDA goal”).

Upon termination of the executive’s employment by the Company without “cause” or due to his or her death, “disability” or “governmental service termination” (as such terms are defined in the applicable special RSU award agreement), the special RSU award will vest and convert to Shares, in each case, contingent upon the satisfaction of the adjusted EBITDA goal. The special RSU award will be forfeited if the executive voluntarily resigns his or her employment for any reason.

Upon a “qualifying termination” of employment within 24 months after a “change in control” of the Company (as such terms are defined in the applicable form of special RSU award agreement), the special RSUs will fully vest and the adjusted EBITDA goal will be deemed satisfied.

The special RSU awards contain post-employment restrictions against competition, the solicitation of clients and employees of the Company and the use or disclosure of confidential information by a departing executive officer. In addition, the special RSU awards are also subject to the Company’s Compensation Clawback Policy, which provides that the Committee may recoup incentive-based compensation if it determines that certain financial results or operating metrics were achieved as a result of willful misconduct, intentional fraudulent or illegal conduct, or with that executive officer’s knowledge of such conduct by another person.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSCI INC.

By:	/s/ Henry A. Fernandez
Name: Henry A. Fernandez
Title: Chairman, Chief Executive Officer and President

Date: December 15, 2016